Exhibit 99.11

January 31, 2020

Conatus Pharmaceuticals Inc.

16745 West Bernardo Drive

Suite 250

San Diego, CA 92127

Re:	Consent to Reference in Proxy Statement/Prospectus/Information Statement

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), I hereby consent to the reference to me in the Registration Statement on Form S-4 of Conatus Pharmaceuticals Inc. (the “Company”) (and any amendment or supplement thereto), and any related prospectus filed pursuant to Rule 424 promulgated under the Securities or related proxy statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, as a person anticipated to become a member of the board of directors of the Company upon consummation of the merger described therein, and to the filing of this Consent as an exhibit to such Registration Statement (or amendment or supplement thereto).

This Consent may be executed by electronic signature (including any electronic signature complying with the ESIGN Act of 2000, such as www.docusign.com) and/or delivered by electronic transmission, including by facsimile or electronic mail, and when so executed and/or delivered shall have been duly and validly executed and/or delivered, and be valid and effective, for all purposes.

Sincerely,

/s/ Hayden Yizhuo Zhang
Hayden Yizhuo Zhang